UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 25, 2011

Date of Report

(Date of earliest event reported)

Novell, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13351	87-0393339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

404 Wyman Street, Suite 500

Waltham, MA 02451

(Address of principal executive offices, including zip code)

(781) 464-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously publicly disclosed, Novell, Inc., a Delaware corporation (the “Company”), and CPTN Holdings LLC (“CPTN”), a consortium of technology companies organized by Microsoft Corporation (“Microsoft”), entered into a Patent Purchase Agreement, dated as of November 21, 2010, as amended by Amendment No. 1 to Patent Purchase Agreement, dated as of April 20, 2011 (as so amended, the “Patent Purchase Agreement”).

On April 25, 2011, the Company and CPTN entered into Amendment No. 2 to Patent Purchase Agreement, which substituted one U.S. issued patent for another U.S. issued patent for purposes of addressing a potential terminal disclaimer issue.

The Company and Microsoft are parties to a Business Collaboration Agreement, a Technical Collaboration Agreement and a Patent Cooperation Agreement that collectively were designed to build, market and support a series of new solutions to enhance the interoperability of the Company’s products with Microsoft’s products.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 27, 2011, upon the terms and subject to the conditions of the Patent Purchase Agreement, as amended, the Company sold all of its right, title and interest in certain identified issued patents and patent applications to CPTN for $450 million in cash. The patents and patent applications sold pursuant to the Patent Purchase Agreement, as amended, relate to enterprise-level computer systems management software, enterprise-level file management and collaboration software in addition to patents relevant to the Company’s identity and security management business. The $450 million consideration for the patents and patent applications sold pursuant to the Patent Purchase Agreement, as amended, was the proposed purchase price set forth in a letter of intent received by the Company from Microsoft on October 29, 2010.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Company’s agreements with Microsoft is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously publicly disclosed, on November 21, 2010, the Company entered into an Agreement and Plan of Merger (as subsequently amended, the “Merger Agreement”) with Attachmate Corporation (“Attachmate”) and Longview Software Acquisition Corp., a wholly owned subsidiary of Attachmate (“Merger Sub”). On April 27, 2011, immediately following the consummation of the patent sale described in Item 2.01 of this Current Report on Form 8-K and upon the terms and subject to the conditions of the Merger Agreement, Merger Sub was merged with and into the Company, and the Company, as the surviving corporation in the merger, became a wholly owned subsidiary of Attachmate.

Pursuant to the terms of the Merger Agreement, at the effective time of the merger, each issued and outstanding share of the Company’s common stock, other than treasury shares, shares held by Attachmate, Merger Sub or any other direct or indirect wholly owned subsidiary of Attachmate or the Company and shares held by stockholders who perfected their appraisal rights in accordance with the General Corporation Law of the State of Delaware, were converted into the right to receive $6.10 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

As a result of the merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Global Select Market (“NASDAQ”), and at the close of business on April 27, 2011, the Company’s common stock ceased trading on NASDAQ. Also on April 27, 2011, at the Company’s request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, or Form 25, to delist the Company’s common stock from NASDAQ and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects to file with the SEC a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934, or Form 15, whereupon the Company’s reporting obligations under Sections 13 and 15 of the Exchange Act will be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the merger on April 27, 2011 and pursuant thereto, the Company’s Restated Certificate of Incorporation was amended to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the effective time, except that the name of the company set forth therein is “Novell, Inc.” (the “Amended Certificate of Incorporation”). The Amended Certificate of Incorporation reflects, among other things, changes to authorize the issuance of voting and non-voting common stock of the Company and to remove authority to issue preferred stock of the Company.

Also, pursuant to the Merger Agreement, at the effective time of the merger on April 27, 2011, the bylaws of Merger Sub, as in effect immediately prior to the effective time, became the bylaws of the Company, as the surviving corporation in the merger (the “Amended Bylaws”).

The foregoing descriptions of the Amended Certificate of Incorporation and Amended Bylaws are not complete and are subject to and qualified in their entirety by reference to the Amended Certificate of Incorporation and Amended Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

At the effective time of the merger on April 27, 2011, the Company became a wholly owned subsidiary of Attachmate, as described in Item 3.01 of this Current Report on Form 8-K, and the composition of the Company’s board of directors changed as described in Item 5.02 of this Current Report on Form 8-K.

The information set forth in Item 3.01 and Item 5.02, under the caption, “Change in Composition of Board of Directors,” of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The Merger Consideration was funded through a combination of: (i) equity financing provided by Elliott Associates, L.P., Elliott International, L.P., and certain affiliates of each of Golden Gate Capital, Francisco Partners and Thoma Bravo LLC, (ii) debt financing provided by Credit Suisse, RBC Capital Markets, Goldman Sachs and Citadel Securities and consisting of first lien senior secured credit facilities made up of a $875 million term loan facility and a $40 million revolving credit facility and a second lien senior secured loan facility for $275 million and (iii) cash and cash equivalents available to Attachmate (including, without limitation, cash held by the Company and its subsidiaries and cash available to the Company in connection with the closing of the patent sale).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Severance Agreements

The Company is party to a severance agreement with each of Ronald W. Hovsepian, Dana C. Russell, John K. Dragoon, Colleen A. O’Keefe, Scott N. Semel and James P. Ebzery, executive officers of the Company, as well as certain other of the Company’s executive and other officers (collectively, the “Severance Agreements”). The Severance Agreements generally provide for certain payments and benefits upon termination of employment under specified circumstances in connection with a change in control of the Company.

In connection with the closing of the merger with Attachmate, the Company entered into amendments to the Severance Agreements with each of Mr. Hovespian, Mr. Russell, Mr. Dragoon, Ms. O’Keefe, Mr. Semel, Mr. Ebzery and certain other of the Company’s executive and other officers, respectively, to clarify the officers’ respective rights with respect to a termination on or following the closing of the Company’s merger with Attachmate pursuant to the Merger Agreement. Each officer’s amendment revises the definition of a “Constructive Termination Associated With a Change in Control” to expressly provide that any termination of such officer’s employment on or following the closing of the merger entitles such officer to the payments and benefits under the agreement with respect to a Constructive Termination Associated With a Change in Control. Under the amendments, the Company waives certain rights to notice or to challenge determinations with respect to any such termination.

On April 27, 2011, each of Mr. Hovespian, Mr. Russell, Mr. Dragoon, Ms. O’Keefe, Mr. Semel and Mr. Ebzery terminated their employment with the Company and are eligible to receive payments and benefits under their respective Severance Agreement, as amended.

Change in Composition of Board of Directors

At the effective time of the merger on April 27, 2011, Albert Aiello, Fred Corrado, Richard L. Crandall, Gary G. Greenfield, Judith H. Hamilton, Ronald W. Hovsepian, Patrick S. Jones, Richard L. Nolan and John W. Poduska, Sr. ceased to be directors of the Company and members of any committee of the Company’s Board of Directors, which cessation was not because of any disagreements with the Company relating to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, the directors of Merger Sub, Jeff Hawn and Jennifer Guild, immediately prior to the effective time of the merger became the directors of the Company, as the surviving corporation in the merger, at the effective time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

Cancellation of 2011 Annual Meeting

As a result of the consummation of the Company’s merger with Merger Sub on April 27, 2011, the Company no longer has public stockholders, and, therefore, the Company’s 2011 Annual Meeting of Stockholders, scheduled to be held on May 13, 2011, has been canceled.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma effects of the patent sale are presented in the following unaudited pro forma condensed consolidated balance sheet as though the patent sale closed at the end of the Company’s first fiscal quarter of 2011 (January 31, 2011). The patents sold as part of this transaction have no carrying value. The patent sale is a nonrecurring event and is not expected to have a material ongoing impact on the Company’s results of operations. As such, no unaudited pro forma condensed consolidated statements of operations are presented.

For purposes of the pro forma condensed consolidated balance sheet, the Company assumed that the receipt of the $450 million of cash from CPTN was entirely in the U.S. and applied a 38.25% statutory tax rate to the gain. The Company did not evaluate the impact of the patent sale on certain deferred tax assets which were subject to a valuation allowance.

NOVELL, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	January 31, 2011 As Reported	Pro Forma Adjustments		January 31, 2011 Pro Forma
	ASSETS

Current assets:
Cash and cash equivalents	$981,426	$450,000	(1)	$1,431,426
Short-term investments	150,009	—		150,009
Receivables, net	89,465	—		89,465
Other current assets	72,543	—		72,543

Total current assets	1,293,443	450,000		1,743,443
Property, plant and equipment, net	151,378	—		151,378
Goodwill	353,818	—		353,818
Intangible assets, net	26,988	—		26,988
Deferred income taxes	227,363	—		227,363
Other assets	48,013	—		48,013

Total assets	$2,101,003	$450,000		$2,551,003

	LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$30,102	$—		$30,102
Accrued compensation	49,319	—		49,319
Other accrued liabilities	66,412	172,125	(2)	238,537
Deferred revenue	448,744	—		448,744

Total current liabilities	594,577	172,125		766,702
Long-term deferred revenue	144,065	—		144,065
Other long-term liabilities	43,619	—		43,619

Total liabilities	782,261	172,125		954,386

Stockholders’ equity:
Common stock, par value $0.10 per share,	36,802	—		36,802
Additional paid-in capital	481,568	—		481,568
Treasury stock	(124,224)	—		(124,224)
Retained earnings	919,857	277,875	(3)	1,197,732
Accumulated other comprehensive income	4,739	—		4,739

Total stockholders’ equity	1,318,742	277,875		1,596,617

Total liabilities and stockholders’ equity	$2,101,003	$450,000		$2,551,003

(1)	Represents the cash received from the patent sale.
(2)	Represents the income taxes payable assuming a statutory tax rate of 38.25% on the $450 million gain from the patent sale. As discussed above, the tax consequences have been limited to the impact of the statutory tax rate on the $450 million gain.
(3)	Represents the impact to net income assuming the transaction had closed on the last day of the period.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Novell, Inc.

3.2	Amended and Restated Bylaws of Novell, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.

Date: April 28, 2011	By:	/s/ Jeff Hawn
Jeff Hawn
Chief Executive Officer, President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Novell, Inc.

3.2	Amended and Restated Bylaws of Novell, Inc.